SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2012

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State of Incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place

Santa Ana, CA 92799-5125

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 23, 2012, our Board of Directors elected Paul Read to serve as an independent member of our Board and appointed Mr. Read to serve as a member of the Audit Committee and Human Resources Committee, all effective September 1, 2012.

Mr. Read will receive compensation as a non-executive Board member pursuant to our amended and restated Compensation Policy for Members of the Board of Directors (the “Policy”) and our Board of Directors Deferred Compensation Plan (the “Deferred Plan”), which provide each member of our Board with cash and equity-based compensation for each calendar year of service performed as a Director and an opportunity for the Director to elect to defer such compensation. A copy of the Policy was filed with the Securities and Exchange Commission (the “SEC”) on December 2, 2011 as Exhibit 10.2 under our Current Report on Form 8-K. The Deferred Plan was filed with the SEC on December 23, 2008 as Exhibit 10.2 under our Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President, Secretary and General Counsel

Date: August 28, 2012

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